EXHIBIT 99.2

PF HOSPITALITY GROUP, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information is based on the historical financial statements of PF Hospitality Group, Inc. (the “Company”) and EXO:EXO, Inc. (“EXO) after entering into an agreement on December 16, 2015 to acquire EXO. The notes to the unaudited pro forma condensed financial information describes the reclassifications and adjustments to the financial information presented.

The unaudited pro forma condensed combined balance sheet as of September 30, 2015 is presented as if the acquisition of EXO had occurred on September 30, 2015. The unaudited pro forma condensed combined statements of operations for the year ended September 30, 2015 are presented as if the acquisition of EXO had occurred at the beginning of the period presented.

The allocation of the purchase price used in the unaudited pro forma condensed combined financial information is based upon the respective fair values of the assets and liabilities of Plan B as of September 30, 2015.

The unaudited pro forma condensed combined financial information is not intended to represent or be indicative of the Company’s consolidated results of operations or financial position that the Company would have reported had the Plan B acquisition been completed as of the dates presented, and should not be taken as a representation of the Company’s future consolidated results of operation or financial position.

The unaudited pro forma condensed consolidated financial statements do not give effect to the potential impact of current financial conditions, regulatory matters or any anticipated synergies, operating efficiencies or cost savings that may be associated with the acquisition. The unaudited pro forma condensed consolidated financial data also do not include any integration costs, cost overlap or estimated future transaction costs, except for fixed contractual transaction costs that the companies expect to incur as a result of the acquisition.

The historical financial information has been adjusted to give effect to events that are directly attributable to the Acquisition, factually supportable and, with respect to the statements of operations, expected to have a continuing impact on the results of the combined company. These unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements and accompanying notes of EXO (contained elsewhere in this Form 8-K) and the Company’s historical financial statements and accompanying notes appearing in its periodic SEC filings including the Company’s Annual Report on Form 10-K for the year ended September 30, 2015 and the quarterly report on the Form 10-Q for the three months ended December 31, 2015. The adjustments that are included in the following unaudited pro forma combined financial statements are described in Note 3 below, which includes the numbered notes that are marked in those financial statements.

PF HOSPITALITY GROUP, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

SEPTEMBER 30, 2015

	PF Hospitality				Consolidated
	Group	EXO:EXO, Inc.	REF		Pro Forma

ASSETS
Current assets:
Cash	$272,785	$16,705	1	$(25,000)	$264,490
Royalties receivable	15,383	-			15,383
Inventory	-	11,344	1	5,548	16,892
Prepaid and other current assets	5,103	-			5,103
Total current assets	293,271	28,049			301,868

Property and equipment, net	34,626	11,434	1	1,274	47,334

Other assets:
Intangible assets, net	116,990	-			116,990
Receivable from litigation settlement	30,104	-			30,104
Deposits	4,834	-			4,834
Goodwill	-	-	1	1,328,182	1,328,182
Total other assets	151,928	-		1,328,182	1,480,110

Total assets	$479,825	$39,483		$1,329,456	$1,829,312

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$920,826	$15,779	1	4,840	$941,445
Advances	205,861	43,882			249,743
Note payable	50,000	-			50,000
Convertible notes payable, current portion	61,074	-			61,074
Total current liabilities	1,237,761	59,661			1,302,262

Long term debt:
Convertible notes payable, long term portion	166,083	-			166,083
Deferred revenue, long term portion	404,210	-			404,210
Customer deposits	50,000	-			50,000
Total long term debt	620,293	-			620,293

Total liabilities	1,858,054	59,661			1,922,555

Stockholders’ deficit:
Preferred stock, $0.0001 par value, 20,000,000 shares authorized
Series A Preferred Stock	200	-			200
Common stock,	6,304	250	1	(200)	6,354
Additional paid in capital	9,477,645	-	1	1,304,388	10,782,033
Deficit	(10,862,378)	(20,428)	1	20,428	(10,862,378)
Total deficit	(1,378,229)	(20,178)		1,329,456	(73,791)

Total liabilities and stockholders’ deficit	$479,825	$39,483		$1,329,456	$1,848,764

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PF HOSPITALITY GROUP, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	PF Hospitality				Consolidated
	Group	EXO:EXO, Inc.			Pro Forma
	Year ended	Nine months ended			Year ended
	September 30, 2015	September 30, 2015	REF		September 30, 2015

Revenues:
Royalty income	$195,238	$-			$195,238
Franchise fees	15,395	-			15,395
Sales	-	144,046	3	36,388	180,434
Total revenues	210,633	144,046		36,388	391,067

Cost of sales	-	68,728	3	37,191	105,919

Gross profit	210,633	75,318		(803)	285,148

Operating expenses:	746,338	51,102	3	29,154	826,594

Net (loss) income from operations	(535,705)	24,216		(29,957)	(541,446)

Other income (expense):	98,821	-		-	98,821

NET (LOSS) INCOME	$(436,884)	$24,216		$(29,957)	$(442,625)

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PF HOSPITALITY GROUP, INC.

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(UNAUDITED)

1. BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed combined balance sheet as of September 30, 2015 and the unaudited pro forma condensed statements of operations for the nine months ended September 30, 2015, are based on the historical financial statements of PF Hospitality Group, Inc.. (the “Company”) and EXO:EXO, Inc. (“EXO”) after giving effect to the Company’s acquisition that was consummated on December 16, 2015 and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined balance sheet and statement of operations for year ended September 30, 2015 are presented as if the acquisition of EXO had occurred on October 1, 2014 and were carried forward through each of the period presented.

The Company accounts for business combinations pursuant to Accounting Standards Codification ASC 805, Business Combinations. In accordance with ASC 805, the Company uses it best estimates and assumptions to accurately assign fair value to the assets acquired and the liabilities assumed at the acquisition date. Goodwill as of the acquisition date is measured as the excess of the purchase consideration over the fair value of the assets acquired and the liabilities assumed.

The fair values assigned to EXO’s assets acquired and liabilities assumed are based on management’s estimates and assumptions. The estimated fair values of these assets acquired and liabilities assumed are considered preliminary and are based on the information that was available as of the date of acquisition. The Company believes that the information provides a reasonable basis for estimating the fair values of assets acquired and liabilities assumed, but is waiting for additional information, primarily related to estimated values of current and non-current income taxes payable and deferred taxes, which are subject to change, pending the finalization of certain tax returns. The Company expects to finalize the valuation of the assets and liabilities as soon as practicable, but not later than one year from the acquisition date.

The unaudited pro forma condensed combined financial information is not intended to represent or be indicative of the Company’s consolidated results of operations or financial position that the Company would have reported had the EXO acquisition been completed as of the dates presented, and should not be taken as a representation of the Company’s future consolidated results of operation or financial position.

The unaudited pro forma condensed combined financial information should be read in conjunction with the historical consolidated financial statements and accompanying notes of the Company included in the annual report on form 10K for the year ended September 30, 2015.

Accounting Periods Presented

For purposes of these unaudited pro forma condensed combined financial information, EXO’s historical financial statements for the year ended September 30, 2015 have been aligned to more closely conform to the Company’s financial information, as explained below. Certain pro forma adjustments were made to conform Plan B’s accounting policies to the Company’s accounting policies as noted below.

Reclassifications

The Company reclassified certain accounts in the presentation of Plan B’s historical financial statements in order to conform to the Company’s presentation.

2. ACQUISITION OF EXO:EXO, INC.

On December 16, 2015, the Company acquired EXO pursuant to the terms of that certain share exchange agreement entered into between the Company and Sloane McComb, the former owner of EXO.

Upon Closing, the Company acquired 100% of the outstanding securities of EXO in consideration of $25,000 cash, 500,000 shares of common stock of the Company and assumption of $20,619 of debt due to third parties for a total purchase price of $1,360,619.

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PF HOSPITALITY GROUP, INC.

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(UNAUDITED)

A summary of consideration is as follows:

Cash	$25,000
500,000 shares of the Company’s common stock	1,315,000
Liabilities assumed	20,619
Total purchase price	$1,360,619

The following summarizes the current estimates of fair value of assets acquired and liabilities assumed:

Cash	$2,837
Inventory	16,892
Property and equipment	12,708
Goodwill	1,328,182
Assets acquired	$1,360,619

EXO seeks to position itself as a top consumer brand of choice within the functional fitness market riding the wave of a worldwide fitness industry growth phenomena.

The purchase price allocation for the above acquisitions is subject to further refinement as management completes its assessment of the valuation of certain assets and liabilities.

The Company accounts for acquisitions in accordance with the provisions of ASC 805-10. The Company assigns to all identifiable assets acquired, a portion of the cost of the acquired company equal to the estimated fair value of such assets at the date of acquisition. The Company records the excess of the cost of the acquired company over the sum of the amounts assigned to identifiable assets acquired as goodwill.

3. PRO FORMA ADJUSTMENTS

The following pro forma adjustments are included in the Company’s unaudited pro forma condensed combined financial information:

(1) To record and align fair value of acquired assets and assumed liabilities and to record the preliminary estimate of goodwill for the Company’s acquisition of EXO. The preliminary estimate of goodwill represents the excess of the purchase consideration over the estimated fair value of the assets acquired and the liabilities assumed.

(2) To eliminate EXO’s historical stockholder equity.

(3) To align EXO’s nine month ended September 30, 2015 operating activities to include the fourth quarter 2014 period.

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